Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, & PROPERTY INFORMATION

QUARTER ENDED

SEPTEMBER 30, 2010

Conference Call Information:

Wednesday, November 3, 2010

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 457-2657

Confirmation Code: 8514362

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

September 30, 2010

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of November 3, 2010, the date this Supplemental Financial, Operating, & Property Information package is first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

September 30, 2010

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation. Our operating platform is based on the principle of “clustering” with assets and operations located in key life science markets. The Company has significant real estate assets adjacent to key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  These locations are in the best submarkets in each of the top life science cluster destinations, including San Francisco and San Diego, California; Eastern Massachusetts; New York City, New Jersey, and Suburban Philadelphia; Southeast; Suburban Washington, D.C.; Seattle, Washington; and international locations. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise it provides to its broad and diverse high quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry. Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities. Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience and 10 years with Alexandria. Our regional market directors have significant experience, expertise, as well as valuable relationships that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize shareholder value by providing its shareholders and employees with the greatest possible total return based on a multi-faceted platform of internal and external growth. The key elements to our strategy include our consistent focus on the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster. These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities. Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary (as of September 30, 2010)

Corporate headquarters	Pasadena, California
Markets	San Francisco Bay, San Diego, Eastern Massachusetts, NYC/New Jersey/Suburban Philadelphia, Southeast, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	164
Total rentable square feet	12.9 million
Common shares outstanding	54.9 million
Dividend – quarter/annualized	$0.35/$1.40
Closing dividend yield – annualized	2.0%
Total market capitalization	$6.7 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

September 30, 2010

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	SVP-Regional Market Director-Massachusetts
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
James H. Richardson	Director and Senior Management Consultant	John H. Cunningham	SVP-Regional Market Director-NY/Strategic Operations
Jennifer J. Pappas	SVP-General Counsel/Assistant Secretary	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Stephen A. Richardson	SVP-Regional Market Director-San Francisco Bay
Vincent R. Ciruzzi	SVP-Construction and Development	Daniel J. Ryan	SVP-Regional Market Director-San Diego/Strategic Operations
Peter J. Nelson	Corporate Secretary/Senior Management Consultant

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@labspace.com
	Series C preferred stock: ARE-C	Web:	www.labspace.com

Common Stock Data (NYSE: ARE)

	3Q 2010	2Q 2010	1Q 2010	4Q 2009	3Q 2009
High trading price	$73.89	$75.18	$69.03	$68.24	$62.49
Low trading price	$60.11	$60.48	$55.54	$51.35	$30.33
Closing stock price, average for period	$69.28	$68.80	$62.97	$57.67	$46.57
Closing stock price, at the end of the quarter	$70.00	$63.37	$67.60	$64.29	$54.35
Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40
Closing dividend yield – annualized	2.0%	2.2%	2.1%	2.2%	2.6%
Common shares outstanding at the end of the quarter	54,891,638	49,634,396	43,919,968	43,846,050	43,715,900
Closing market value of outstanding common shares (in thousands)	$3,842,415	$3,145,332	$2,968,990	$2,818,863	$2,375,959

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage

September 30, 2010

Argus Research		Credit Suisse		Keefe, Bruyette & Woods
William L. Eddleman, Jr.	(212) 425-7500	Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
		Suzanne Kim	(415) 249-7943	Kristin Brown	(212) 887-3810

Banc of America Securities-Merrill Lynch		Green Street Advisors		Morningstar
James Feldman	(212) 449-6339	John Stewart	(949) 640-8780	Jason Ren	(312) 244-7008
Andrew Ryu	(212) 855-2926	Michael Knott	(949) 640-8780
Jane Hsu Wong	(212) 855-3378

Barclays Capital		International Strategy & Investment Group Inc		RW Baird
Ross L. Smotrich	(212) 526-2306	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 863-4235
Jeffrey S. Langbaum	(212) 526-0971	George Auerbach	(212) 446-9459	Justin Pelham-Webb	(314) 863-6413

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William C. Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
Mark Montandon	(212) 816-6243

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Robert Salisbury	(212) 713-4760

Alexandria Real Estate Equities, Inc. is currently covered by the equity research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Highlights

Third Quarter 2010:

•	Third Quarter 2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.11, Excluding Loss on Early Extinguishment of Debt
•	Third Quarter 2010 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.45
•

Earnings Guidance for FFO per Share (Diluted) for the Year Ended December 31, 2010 of $4.40 Excluding Losses on Early Extinguishment of Debt and November 2010 Gain on Sales of Land Parcels and FFO per Share (Diluted) of $3.57 Including Losses on Early Extinguishment of Debt

•	Executed 38 Leases for 640,000 Rentable Square Feet, Including 248,000 Rentable Square Feet of Redevelopment and Development Space
•	Third Quarter 2010 GAAP Rental Rate Increase of 8.1% on Renewed/Released Space
•	GAAP Same Property Revenues Less Operating Expenses up 0.1%
•	Third Quarter 2010 Occupancy Remains Steady at 94%
•	Operating Margins at 72%
•	Exercised Option to Extend Maturity Date of Our $1.15 Billion Unsecured Line of Credit from October 29, 2010 to October 29, 2011
•	Repaid One Secured Loan of Approximately $22 Million
•	Repurchased, in a Privately Negotiated Transaction, $7 Million (Par Value) of 8% Unsecured Convertible Notes and Recognized $1.3 Million Loss on Early Extinguishment of Debt
•	Completed Follow-on Common Stock Offering with Net Proceeds of $342 Million
•	Completed Ground-Up Development of Single-Tenant Property in South San Francisco, Aggregating 130,000 Rentable Square Feet Pursuant to a 10-Year Lease
•	Commenced Ground-Up Development of Single-Tenant Property in the Southeast Market Aggregating 97,000 Rentable Square Feet Pursuant to a 15-Year Lease
•	Eli Lilly and Company Occupied its Space at Alexandria Center™ for Life Science – New York City
•	Acquired One Property in Suburban Washington, D.C. Market Aggregating Approximately 49,000 Rentable Square Feet for $13 Million
•

Entered into a Definitive Agreement to Acquire Three Life Science Properties and Other Selected Assets and Interests of Privately-Held Veralliance Properties, Inc.;  Completed Acquisition of One Property in Third Quarter 2010 and Expect to Complete Acquisition of Remaining Two Properties in Fourth Quarter 2010

•	Daniel Ryan, Founder and Former President of Veralliance Properties, Inc., Joins Alexandria as Senior Vice President-Regional Market Director-San Diego/Strategic Operations

Nine Months Ended September 30, 2010:

•	Executed 112 Leases for 1,670,000 Rentable Square Feet, Including 437,000 Rentable Square Feet of Redevelopment and Development Space
•	GAAP Rental Rate Increase of 5.4% on Renewed/Released Space
•	GAAP Same Property Revenues Less Operating Expenses up 0.6%
•	Retired Substantially All $240 Million of 8% Unsecured Convertible Notes
•	Completed Ground-Up Development of Two Properties Aggregating 245,000 Rentable Square Feet Pursuant to 10-Year Leases
•	Sold One Property Aggregating 71,000 Rentable Square Feet Previously Classified as “Held For Sale”
•	Repaid Five Secured Loans Aggregating $55 Million
•	Received LEED® Silver Certifications for Two Buildings in San Francisco Bay Market
•

Obtained Final Zoning Approval for Alexandria Center™ at Kendall Square Located in East Cambridge, Massachusetts, an 11.3-Acre Development of 1.9 Million Rentable Square Feet of Life Science and Other Space

October/November 2010:

•	Acquired a Life Science Campus in San Diego Market Aggregating 347,000 Rentable Square Feet for $128 Million; Fully Leased
•	Completed Sales of Land Parcels in Mission Bay, San Francisco for Aggregate Sales Price of $278 Million at a Gain
•	Entered Into 10-Year Lease Aggregating 36,724 Rentable Square Feet with Biopharmaceutical Company at Alexandria Center™ for Life Science – New York City

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Financial Results

For the third quarter of 2010, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $53,862,000, or $1.08 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $50,609,000, or $1.13 per share (diluted), for the third quarter of 2009.  For the nine months ended September 30, 2010, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $121,292,000, or $2.44 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $180,427,000, or $4.49 per share (diluted), for the nine months ended September 30, 2009.  In the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7.1 million (par value) of our 8% unsecured convertible notes.  For the nine months ended September 30, 2010, in addition to the loss recognized in the third quarter, we recognized a loss on early extinguishment of debt of approximately $41.5 million in the second quarter of 2010 upon completion of our exchange of approximately $232.7 million principal amount of our 8% unsecured convertible notes for common stock and cash (“Exchange Offer”).  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and nine months ended September 30, 2010 excluding the losses on early extinguishment of debt was $55,151,000, or $1.11 per share (diluted), and $163,686,000, or $3.29 per share (diluted), respectively.  In the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.70% unsecured convertible notes.  Additionally, during the second quarter of 2009, we recognized income of approximately $7.2 million for a cash payment related to real estate acquired in November 2007.  In the first quarter of 2009, we recognized additional rental income of approximately $18.5 million related to a modification of a lease for a property in South San Francisco, California.  The weighted average number of common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 49,864,225 and 44,903,051 for the third quarter of 2010 and 2009, respectively, and 49,745,649 and 40,200,677 for the nine months ended September 30, 2010 and 2009, respectively.

The following table summarizes the significant items noted above that impacted FFO (diluted) (in thousands):

	Nine Months Ended		Three Months Ended
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$121,292	$180,427	$53,862	$9,840	$53,980	$54,247	$50,609
Loss (gain) on early extinguishment of debt	42,796	(11,254)	1,300	41,496	–	–	–
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	3,560	–	–	–
Impact of items above attributable to unvested restricted stock awards	(402)	450	(11)	(333)	–	–	–
FFO (diluted), as adjusted	$163,686	$143,872	$55,151	$54,563	$53,980	$54,247	$50,609

(1)                    Due to the loss on early extinguishment of debt during the three months ended June 30, 2010, our FFO results for the three months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the period pursuant to the if-converted method of accounting.  Excluding the losses on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three months ended June 30, 2010.  For all periods since issuance of the notes in April 2009, except for the three months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Financial Results (continued)

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended September 30, 2010 and 2009 was $32,009,000 and $28,336,000, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2010 and 2009 was $92,089,000 and $89,504,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the third quarter of 2010 was $22,235,000, or $0.45 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $18,203,000, or $0.47 per share (diluted), for the third quarter of 2009.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the nine months ended September 30, 2010 was $22,467,000, or $0.49 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $83,314,000, or $2.26 per share (diluted), for the nine months ended September 30, 2009.

Leasing Activity

For the third quarter of 2010, we executed a total of 38 leases for approximately 640,000 rentable square feet at 28 different properties (excluding month-to-month leases).  Of this total, approximately 339,000 rentable square feet related to new or renewal leases of previously leased space (renewed/released space) and approximately 301,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 301,000 rentable square feet, approximately 248,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 53,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/released space) were on average approximately 8.1% higher on a GAAP basis than rental rates for expiring leases.

For the nine months ended September 30, 2010, we executed a total of 112 leases for approximately 1,670,000 rentable square feet at 59 different properties (excluding month-to-month leases).  Of this total, approximately 1,020,000 rentable square feet related to new or renewal leases of previously leased space and approximately 650,000 rentable square feet related to developed, redeveloped or, previously vacant space.  Of the 650,000 rentable square feet, approximately 437,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 213,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 5.4% higher on a GAAP basis than rental rates for expiring leases.

As of September 30, 2010, approximately 97% of our leases (on a rentable square footage basis) recover a majority of operating expenses, including approximately 88% triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent, and approximately 9% of our leases requiring the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

8% Unsecured Convertible Notes

In July 2010, we repurchased, in a privately negotiated transaction, $7.1 million principal amount of our 8% unsecured convertible notes for an aggregate cash price of approximately $12.8 million (the “Repurchase”).  We recognized a loss on early extinguishment of debt of approximately $1.3 million related to the Repurchase during the three months ended September 30, 2010.

In June 2010, we completed the Exchange Offer.  The terms of the Exchange Offer included 24.1546 shares of our common stock, plus a cash premium of $180 per $1,000 in bonds.  As the Exchange Offer terms provided for an equivalent number of shares of our common stock, per bond, as compared to the existing bondholder conversion option, the Exchange Offer did not by itself impact our total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted) (assuming that our 8% unsecured convertible notes are dilutive to FFO per share (dilutive) for such periods).

Upon completion of the Repurchase and the Exchange Offer, we retired $239.8 million principal amount of our 8% unsecured convertible notes (representing substantially the entire $240 million aggregate principal amount of our 8% unsecured convertible notes outstanding prior to the Repurchase and the Exchange Offer).  In connection with the Repurchase and Exchange Offer, we recognized losses on early extinguishment of debt of approximately $42.8 million during the nine months ended September 30, 2010.

Other Recent Events

Strategic Acquisition of Selected Veralliance Properties, Inc.’s Assets, Interests, and Personnel

In August 2010, we announced that we had entered into a definitive agreement to acquire three life science properties and other selected assets and interests of privately-held Veralliance Properties, Inc. (“Veralliance”), including continuing services from Veralliance Founder and President, Daniel Ryan and other key management and operational personnel. Veralliance is a San Diego-based corporate real estate solutions company focused on the acquisition, development, and management of office and life science assets in Southern California. The three life science properties, located in San Diego, California, contain an aggregate 161,000 rentable square feet and are expected to be acquired for an aggregate purchase price of approximately $50.0 million consisting of approximately $35.2 million in cash and our assumption of two secured loans aggregating approximately $14.8 million. We completed the acquisition of one of these properties during the third quarter of 2010 and anticipate completing the acquisitions of the other two properties in the fourth quarter of 2010.

Other Third Quarter 2010 Events

In the third quarter of 2010, we exercised our option to extend the maturity date of our $1.15 billion unsecured line of credit from October 29, 2010 to October 29, 2011. We are currently reviewing a proposal for the amendment and extension of our unsecured line of credit with commitments equal to or approximating current commitments of $1.15 billion. We currently anticipate closing this transaction in the fourth quarter of 2010 or the first quarter of 2011.

In September 2010, we sold 5,175,000 shares of our common stock in a follow-on offering (including 675,000 shares issued upon full exercise of the underwriters’ over-allotment option).  The shares were issued at a price of $69.25 per share, resulting in aggregate proceeds of approximately $342 million (after deducting underwriters’ discounts and other offering costs).

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Other Recent Events (continued)

Other Third Quarter 2010 Events (continued)

Also in September 2010, we purchased a life science property with approximately 48,500 rentable square feet in the Suburban Washington, D.C. market. The total purchase price was approximately $12.5 million and consisted of approximately $6.2 million in cash and our assumption of a secured loan of approximately $6.3 million. This property is fully leased to a credit life science entity.

In August 2010, we commenced a ground-up development project of a single-tenant property in the Southeast market aggregating 97,000 rentable square feet pursuant to a 15-year lease.

October/November 2010

In October 2010, we acquired a life science campus in the San Diego market aggregating 347,000 rentable square feet for $128 million.  The purchase of this life science campus included land supporting the future development of additional life science buildings aggregating approximately 382,000 rentable square feet.  The property is fully leased to a credit life science entity.

In November 2010, we completed sales of land parcels in Mission Bay, San Francisco for an aggregate sales price of $278 million at a gain of approximately $60 million. The sales of the land parcels resulted in a reduction of our preconstruction square footage by approximately 2.0 million square feet in the Mission Bay, San Francisco submarket.  The cash proceeds from these sales were used to repay outstanding borrowings under our unsecured line of credit.

In November 2010, we entered into a 10-year lease aggregating 36,724 rentable square feet with a biopharmaceutical company at Alexandria Center™ for Life Science – New York City, a state-of-the-art urban science park.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders are as follows:

	2010
FFO per share (diluted)	$3.57	(1)
Earnings per share (diluted)	$2.29

Loss on early extinguishment of debt included in FFO per share (diluted) guidance above	$(0.83	) (2)

(1)             Excludes November 2010 gain on sales of land parcels.  Earnings guidance for FFO per share (diluted) for the year ended December 31, 2010 excluding losses on early extinguishment of debt and November 2010 gain on sales of land parcels is $4.40.

(2)             Related to the losses on early extinguishment of debt recognized in June 2010 and July 2010 associated with the retirement of our 8% unsecured convertible notes.

The following table presents a reconciliation of FFO (diluted), as reported, to FFO (diluted) excluding the losses on early extinguishment of debt (dollars in thousands, except per share data):

	Nine Months Ended	Three Months Ended
	9/30/10	9/30/10	6/30/10	3/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — numerator for FFO per share (diluted), as reported (1)	$121,292	$53,862	$9,840	$53,980
Add: Losses on early extinguishment of debt	42,796	1,300	41,496	–
Add: Assumed conversion of 8% unsecured convertible notes	–	–	3,560	–
Subtract: Impact to unvested restricted stock awards	(402)	(11)	(333)	–
FFO (diluted) excluding the losses on early extinguishment of debt	$163,686	$55,151	$54,563	$53,980

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — denominator for FFO per share (diluted), as reported (1)	49,745,649	49,864,225	44,904,999	49,654,614
Add: Assumed conversion of 8% unsecured convertible notes	–	–	4,808,925	–
Weighted average shares of common stock outstanding for calculating FFO per share (diluted) excluding the loss on early extinguishment of debt	49,745,649	49,864,225	49,713,924	49,654,614

FFO per share (diluted) excluding the losses on early extinguishment of debt	$3.29	$1.11	$1.10	$1.09

(1)               We apply the if-converted method for purposes of determining the impact of our 8% unsecured convertible notes on earnings per share (diluted) and FFO per share (diluted). In applying the if-converted method, we assume that our 8% unsecured convertible notes are converted for purposes of calculating FFO per share (diluted) if the effect of such conversion is dilutive to FFO per share. If the effect of the assumed conversion is dilutive, FFO per share (diluted) is calculated by adding back interest charges applicable to our 8% unsecured convertible notes to the numerator and our 8% unsecured convertible notes are assumed to have been converted at the beginning of the period presented (or at the date of issuance, if occurring on a date later than the beginning of the period presented) and the resulting incremental shares associated with the assumed conversion are included in the denominator. Furthermore, we assume that our 8% unsecured convertible notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed conversion would be dilutive, and any shares of common stock issued upon retirement or conversion are included in the denominator for the period after the date of retirement or conversion.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Earnings Outlook (continued)

The following table provides a summary of our guidance issued this year for 2010 FFO per share (diluted):

Event	2010 FFO per Share (Diluted) (1)
Guidance as reported on April 29, 2010 in connection with our first quarter 2010 earnings call	$4.43

Loss on early extinguishment of debt in June 2010	(0.83)

Guidance as reported on June 15, 2010 upon completion of Exchange Offer	3.60

Loss on early extinguishment of debt in July 2010	(0.03)

Guidance as reported on July 29, 2010 in connection with our second quarter 2010 earnings call	3.57

Follow-on common stock offering in September 2010	–

Guidance as reported on September 22, 2010 in connection with Form 8-K filing, and as reported above on November 3, 2010 in connection with our third quarter 2010 earnings call	$3.57

(1)    Our guidance for the year ended December 31, 2010 includes the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes pursuant to the if-converted method of accounting for each period before and after the Exchange Offer, the weighted average shares of common stock associated with the 5.6 million shares of common stock issued upon completion of the Exchange Offer, and the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes pursuant to the if-converted method of accounting for each period before and after the Repurchase.  The Exchange Offer did not impact weighted average shares of common stock outstanding in our guidance for purposes of calculating FFO per share (diluted) for the year ended December 31, 2010 since the shares issued in the Exchange Offer were already included in diluted weighted average shares of common stock outstanding pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2010 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of September 30, 2010, Alexandria’s multinational pharmaceutical client tenants represented approximately 28% of our annualized base rent, led by Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Eli Lilly and Company, Pfizer Inc., and Merck & Co., Inc.; revenue-producing life science product and service companies represented approximately 19%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; public biotechnology companies represented approximately 19% and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., and Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 12% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc., and Tolerx, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Wednesday, November 3, 2010 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2010.  To participate in this conference call, dial (719) 457-2657 and confirmation code 8514362, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Wednesday, November 3, 2010.  The replay number is (719) 457-0820 and the confirmation code is 8514362.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the third quarter ended September 30, 2010 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective redevelopment, development, and acquisition of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and government agencies.  Alexandria’s primary business objective is to maximize shareholder value by providing its shareholders and employees with the greatest possible total return based on a multi-faceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of November 3, 2010, our asset base consisted of 165 properties approximating 13.2 million rentable square feet including 160 properties approximating 12.6 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 561,929 rentable square feet.  In addition, our asset base will enable us to grow to approximately 23.2 million rentable square feet through additional ground-up development of approximately 10.0 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Nine Months Ended (1)(2)		Three Months Ended (1)(2)
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Revenues
Rental	$268,765	$279,891	$90,395	$89,512	$88,858	$88,702	$88,419
Tenant recoveries	82,782	77,694	29,648	26,576	26,558	25,414	26,230
Other income	3,579	10,839	1,586	922	1,071	1,009	1,177
Total revenues	355,126	368,424	121,629	117,010	116,487	115,125	115,826

Expenses
Rental operations	95,707	92,876	33,704	30,352	31,651	29,451	31,218
General and administrative	25,791	27,833	8,044	8,266	9,481	8,468	9,611
Interest	52,451	62,797	16,111	18,778	17,562	19,452	21,225
Depreciation and amortization	92,086	88,854	32,009	30,342	29,735	29,007	28,112
Total expenses	266,035	272,360	89,868	87,738	88,429	86,378	90,166

(Loss) gain on early extinguishment of debt	(42,796)	11,254	(1,300)	(41,496)	–	–	–
Income (loss) from continuing operations	46,295	107,318	30,461	(12,224)	28,058	28,747	25,660
Income from discontinued operations, net	727	4,425	–	–	727	1,158	718
Net income (loss)	47,022	111,743	30,461	(12,224)	28,785	29,905	26,378

Net income attributable to noncontrolling interests	2,785	6,123	920	930	935	924	886
Dividends on preferred stock	21,268	21,268	7,089	7,090	7,089	7,089	7,090
Net income attributable to unvested restricted stock awards	502	1,038	217	149	219	242	199
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$22,467	$83,314	$22,235	$(20,393)	$20,542	$21,650	$18,203

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.47	$2.14	$0.45	$(0.45)	$0.45	$0.47	$0.45
Discontinued operations, net	0.02	0.12	–	–	0.02	0.03	0.02
Earnings (loss) per share – basic	$0.49	$2.26	$0.45	$(0.45)	$0.47	$0.50	$0.47

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.47	$2.14	$0.45	$(0.45)	$0.45	$0.46	$0.45
Discontinued operations, net	0.02	0.12	–	–	0.02	0.03	0.02
Earnings (loss) per share – diluted	$0.49	$2.26	$0.45	$(0.45)	$0.47	$0.49	$0.47

(1)

During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes. During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes. During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)	Certain amounts have been reclassified to conform to current period presentation related to discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Assets
Investments in real estate:
Rental properties	$4,162,394	$3,979,016	$3,937,876	$3,903,955	$3,867,725
Less: accumulated depreciation	(588,167)	(562,755)	(538,570)	(520,647)	(500,765)
Rental properties, net	3,574,227	3,416,261	3,399,306	3,383,308	3,366,960
Land held for future development	306,577	309,514	294,631	255,025	254,549
Construction in progress	1,356,905	1,394,778	1,326,865	1,400,795	1,349,656
Investment in unconsolidated real estate entity	35,940	35,184	34,421	–	–
Investments in real estate, net	5,273,649	5,155,737	5,055,223	5,039,128	4,971,165
Cash and cash equivalents	110,811	73,254	70,980	70,628	68,280
Restricted cash	35,295	37,660	35,832	47,291	60,002
Tenant receivables (1)	4,929	3,059	2,710	3,902	3,789
Deferred rent	108,303	102,422	99,248	96,700	92,022
Investments	80,941	77,088	76,918	72,882	71,080
Other assets	134,697	115,939	127,623	126,696	126,999
Total assets	$5,748,625	$5,565,159	$5,468,534	$5,457,227	$5,393,337

Liabilities and Equity
Secured notes payable	$841,317	$859,831	$884,839	$937,017	$837,177
Unsecured line of credit and unsecured term loan	1,304,000	1,446,000	1,291,000	1,226,000	1,248,000
Unsecured convertible notes	374,146	378,580	586,975	583,929	580,919
Accounts payable, accrued expenses, and tenant security deposits	294,833	300,035	284,830	282,516	325,720
Dividends payable	25,554	23,683	21,709	21,686	21,665
Total liabilities	2,839,850	3,008,129	3,069,353	3,051,148	3,013,481

Redeemable noncontrolling interests	15,945	17,014	17,490	41,441	41,232

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	549	496	439	438	437
Additional paid-in capital	2,504,365	2,158,591	1,987,512	1,977,062	1,961,421
Accumulated other comprehensive loss	(33,348)	(40,377)	(26,990)	(33,730)	(44,162)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,851,204	2,498,348	2,340,599	2,323,408	2,297,334
Noncontrolling interests	41,626	41,668	41,092	41,230	41,290
Total equity	2,892,830	2,540,016	2,381,691	2,364,638	2,338,624
Total	$5,748,625	$5,565,159	$5,468,534	$5,457,227	$5,393,337

(1)

Tenant receviables consist of billed and unbilled receivables. Unbilled receivables represent operating expenses recoverable from tenants in excess of operating expenses billed to date. The difference in billed recoverable expenses and actual recoverable expenses will result in a billing/refund to tenants after year end pursuant to each lease. The increase in unbilled receivables from June 30, 2010 to September 30, 2010 of approximately $1.4 million was primarily due to third quarter utility expenses incurred in excess of budget. Utility expenses exceeded budgeted expenses in the third quarter of 2010 due to the extremely warm weather in several of our markets.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Dollars in thousands, except per share data)

(Unaudited)

Earnings (Loss) per Share

	Nine Months Ended (1)		Three Months Ended (1)
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	$22,467	$83,314	$22,235	$(20,393)	$20,542	$21,650	$18,203
Assumed conversion of 8% unsecured convertible notes	–	–	–	–	–	–	–
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	–	–	–	–	–	–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings (loss) per share	$22,467	$83,314	$22,235	$(20,393)	$20,542	$21,650	$18,203

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	46,188,308	36,858,606	49,807,241	44,870,142	43,821,765	43,715,462	39,094,018
Effect of dilutive securities and assumed conversion (2):
Dilutive effect of stock options	31,813	8,207	23,098	–	35,748	34,839	11,932
Assumed conversion of 8% unsecured convertible notes	–	–	–	–	–	–	–
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings (loss) per share	46,220,121	36,866,813	49,830,339	44,870,142	43,857,513	43,750,301	39,105,950

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.49	$2.26	$0.45	$(0.45)	$0.47	$0.50	$0.47
Diluted	$0.49	$2.26	$0.45	$(0.45)	$0.47	$0.49	$0.47

(1)

During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes. During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes. During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)

We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings (loss) per share. For the three months ended June 30, 2010, all potential common shares (including the effect of stock options and the assumed conversion of our 8% unsecured convertible notes) were antidilutive to earnings (loss) per share from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and have been excluded from diluted earnings (loss) per share.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share data)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and nine month periods below:

	Nine Months Ended (1)		Three Months Ended (1)
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$22,467	$83,314	$22,235	$(20,393)	$20,542	$21,650	$18,203
Add: Depreciation and amortization (2)	92,089	89,504	32,009	30,342	29,738	29,004	28,336
Add: Net income attributable to noncontrolling interests	2,785	6,123	920	930	935	924	886
Add: Net income attributable to unvested restricted stock awards	502	1,038	217	149	219	242	199
Subtract: Gain on sales of property	(24)	(2,234)	–	–	(24)	(393)	–
Subtract: FFO attributable to noncontrolling interests	(3,190)	(2,837)	(1,053)	(1,039)	(1,098)	(1,006)	(918)
Subtract: FFO attributable to unvested restricted stock awards	(1,090)	(2,153)	(491)	(149)	(530)	(558)	(505)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	113,539	172,755	53,837	9,840	49,782	49,863	46,201
Add: Assumed conversion of 8% unsecured convertible notes (1)	7,779	7,581	25	–	4,194	4,362	4,384
(Subtract)/Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	(26)	91	–	–	4	22	24
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for FFO per share (diluted)	$121,292	$180,427	$53,862	$9,840	$53,980	$54,247	$50,609

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	46,188,308	36,858,606	49,807,241	44,870,142	43,821,765	43,715,462	39,094,018
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	31,813	8,207	23,098	34,857	35,748	34,839	11,932
Assumed conversion of 8% unsecured convertible notes (1)	3,525,528	3,333,864	33,886	–	5,797,101	5,797,101	5,797,101
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for FFO per share (diluted)	49,745,649	40,200,677	49,864,225	44,904,999	49,654,614	49,547,402	44,903,051

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$2.46	$4.69	$1.08	$0.22	$1.14	$1.14	$1.18
Diluted	$2.44	$4.49	$1.08	$0.22	$1.09	$1.09	$1.13

(1)

During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes. During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes. Due to the $41.5 million loss on early extinguishment of debt, our FFO result for the three months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to the period pursuant to the if-converted method of accounting. During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)	Includes depreciation and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)
(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Nine Months Ended (1)		Three Months Ended (1)
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$113,539	$172,755	$53,837	$9,840	$49,782	$49,863	$46,201
Add/(deduct):
Capital expenditures	(1,072)	(1,327)	(329)	(440)	(303)	(607)	(565)
Second generation tenant improvements and leasing costs	(4,142)	(2,404)	(856)	(1,801)	(1,485)	(2,334)	(819)
Amortization of loan fees	5,893	5,877	1,795	2,026	2,072	2,081	2,061
Amortization of debt premiums/discounts	7,967	7,790	2,092	2,849	3,026	2,998	2,923
Amortization of acquired above and below market leases	(5,504)	(7,991)	(1,927)	(1,330)	(2,247)	(1,457)	(1,510)
Deferred rent	(13,740)	(7,315)	(6,300)	(3,305)	(4,135)	(7,064)	(3,106)
Net stock compensation	8,049	10,857	2,660	2,658	2,731	3,194	4,141
Capitalized income from development projects	4,202	4,838	1,544	1,302	1,356	1,660	1,545
Deferred rent on ground leases	3,913	4,166	1,364	1,117	1,432	1,400	1,564
Loss (gain) on early extinguishment of debt	42,796	(11,254)	1,300	41,496	–	–	–
Allocation to unvested restricted stock awards	(457)	(40)	(11)	(363)	(25)	1	(67)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$161,444	$175,952	$55,169	$54,049	$52,204	$49,735	$52,368

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	46,220,121	36,866,813	49,830,339	44,870,142	43,857,513	43,750,301	39,105,950
Add: Dilutive effect of stock options	–	–	–	34,857	–	–	–
	46,220,121	36,866,813	49,830,339	44,904,999	43,857,513	43,750,301	39,105,950

(1)

During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Balance Sheet Data
Rental properties, net	$3,574,227	$3,416,261	$3,399,306	$3,383,308	$3,366,960
Land held for future development	$306,577	$309,514	$294,631	$255,025	$254,549
Construction in progress	$1,356,905	$1,394,778	$1,326,865	$1,400,795	$1,349,656
Gross book value of real estate	$5,861,816	$5,718,492	$5,593,793	$5,559,775	$5,471,930
Tangible non-real estate assets	$272,259	$218,373	$222,248	$227,440	$239,076
Total assets	$5,748,625	$5,565,159	$5,468,534	$5,457,227	$5,393,337
Gross assets (excluding cash and restricted cash)	$6,190,686	$6,017,000	$5,900,292	$5,859,955	$5,765,820
Secured notes payable	$841,317	$859,831	$884,839	$937,017	$837,177
Unsecured line of credit	$554,000	$696,000	$541,000	$476,000	$498,000
Unsecured term loan	$750,000	$750,000	$750,000	$750,000	$750,000
3.7% unsecured convertible notes	$373,918	$371,925	$369,961	$368,027	$366,120
8.0% unsecured convertible notes (1)	$228	$6,655	$217,014	$215,902	$214,799
Total unsecured debt	$1,678,146	$1,824,580	$1,877,975	$1,809,929	$1,828,919
Total debt	$2,519,463	$2,684,411	$2,762,814	$2,746,946	$2,666,096
Net debt	$2,373,357	$2,573,497	$2,656,002	$2,629,027	$2,537,814
Total liabilities	$2,839,850	$3,008,129	$3,069,353	$3,051,148	$3,013,481
Common shares outstanding (1)	54,891,638	49,634,396	43,919,968	43,846,050	43,715,900
Total market capitalization	$6,746,649	$6,212,596	$6,112,219	$5,946,639	$5,417,648

	Three Months Ended
	9/30/2010 (1)	6/30/2010 (1)	3/31/2010	12/31/2009	9/30/2009
Operating Data
Total revenues	$121,629	$117,010	$116,487	$115,125	$115,826
Deferred rent	$6,300	$3,305	$4,135	$7,064	$3,106
Amortization of acquired above and below market leases	$1,927	$1,330	$2,247	$1,457	$1,510
Non-cash amortization of discount on unsecured convertible notes	$2,000	$2,925	$3,046	$3,009	$2,935
Non-cash amortization of discounts (premiums) on secured notes payable	$92	$(76)	$(20)	$(11)	$(12)
Loss on early extinguishment of debt (1)	$(1,300)	$(41,496)	$–	$–	$–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$22,235	$(20,393)	$20,542	$21,650	$18,203
Earnings (loss) per share – diluted	$0.45	$(0.45)	$0.47	$0.49	$0.47
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$53,862	$9,840	$53,980	$54,247	$50,609
FFO per share – diluted	$1.08	$0.22	$1.09	$1.09	$1.13
Weighted average common shares outstanding – EPS – diluted	49,830,339	44,870,142	43,857,513	43,750,301	39,105,950
Weighted average common shares outstanding – FFO – diluted	49,864,225	44,904,999	49,654,614	49,547,402	44,903,051

(1)

During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes. During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended (1)
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	58%	56%	57%	55%	60%
Unencumbered assets gross book value	$4,583,045	$4,404,729	$4,250,976	$4,166,066	$4,092,300
Unencumbered assets gross book value as a percentage of gross assets	72%	72%	71%	70%	69%
Percentage outstanding on unsecured line of credit at end of period	48%	61%	47%	41%	43%
Operating margin	72%	74%	73%	74%	73%
Adjusted EBITDA margin	68%	69%	68%	70%	69%
General and administrative expense as a percentage of total revenues	6.6%	7.1%	8.1%	7.4%	8.3%
EBITDA – trailing 12 months	$269,923	$267,281	$325,596	$342,428	$341,639
Adjusted EBITDA – trailing 12 months	$323,545	$321,084	$327,685	$342,598	$353,831
Capitalized interest	$16,695	$18,322	$19,509	$18,976	$17,933
Weighted average interest rate used for capitalization during period	4.59%	5.06%	5.20%	5.42%	5.16%
Net debt to gross assets (excluding cash and restricted cash) at end of period	38.3%	42.8%	45.0%	44.9%	44.0%
Secured debt as a percentage of gross assets at end of period	13%	14%	15%	16%	14%
Net debt to Adjusted EBITDA – trailing 12 months	7.3	8.0	8.1	7.7	7.2
Dividends per share on common stock	$0.35	$0.35	$0.35	$0.35	$0.35
Dividend payout ratio (common stock)	35%	32%	29%	29%	31%

	3Q 2010	2Q 2010	1Q 2010	4Q 2009	3Q 2009
Asset Base Statistics
Number of properties at end of period	164	161	161	162	163
Rentable square feet at end of period	12,883,039	12,671,295	12,671,295	12,741,942	12,789,500
Occupancy of operating properties at end of period	94.0%	94.0%	94.0%	94.1%	94.4%
Occupancy including redevelopment properties at end of period	89.3%	89.6%	88.9%	89.4%	89.1%
Leasing activity – YTD rentable square feet	1,670,004	1,031,018	563,901	1,864,347	1,349,098
Leasing activity – Qtr rentable square feet	639,559	550,678	563,901	489,079	449,515
Leasing activity – YTD GAAP rental rate increase	5.4%	4.2%	1.8%	3.5%	4.9%
Leasing activity – Qtr GAAP rental rate increase	8.1%	5.1%	1.8%	1.5%	5.6%
Leasing activity – YTD Cash rental rate increase	0.4%	0.3%	0.7%	0.1%	2.8%
Leasing activity – Qtr Cash rental rate increase (decrease)	0.7%	0.0%	0.7%	(8.0%)	1.6%
Same property YTD revenue less operating expenses – GAAP basis	0.6%	0.6%	0.8%	2.8%	3.7%
Same property Qtr revenue less operating expenses – GAAP basis	0.1%	0.7%	0.8%	1.1%	0.8%
Same property YTD revenue less operating expenses – Cash basis	1.3%	1.3%	0.4%	4.7%	7.1%
Same property Qtr revenue less operating expenses – Cash basis	2.3%	2.5%	0.4%	1.3%	4.3%

(1)

During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes. During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes. During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco. During the fourth quarter of 2008, we recognized approximately $11.3 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

	December 31,
	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	3Q10	Average
Operating properties	96.2%	95.7%	98.4%	99.0%	96.3%	93.9%	95.2%	93.2%	93.1%	93.8%	94.8%	94.1%	94.0%	95.2%
Operating and redevelopment properties	92.9%	91.5%	90.8%	88.6%	89.2%	88.4%	87.0%	87.7%	88.0%	87.8%	90.0%	89.4%	89.3%	89.3%

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

Summary of GAAP and Cash Rental Rate Increases on Renewed/Released Space

(1)

Excluding a lease for 21,310 rentable square feet in the San Francisco Bay market, rental rates for renewed or released space in 2003 were on average 2.5% higher than expiring rates on a cash basis and 9.7% higher than expiring rates on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2010
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable				Unsecured Debt
Year	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable		Credit Facility		Unsecured Convertible Notes
2010	$2,785	$69	$2,854		$–		$–
2011	134,399	284	134,683		554,000	(1)	–
2012	40,398	300	40,698		750,000	(2)	373,918
2013	51,918	318	52,236		–		–
2014	195,599	20,846	216,445		–		228
Thereafter	394,401	–	394,401		–		–
Total	$819,500	$21,817	$841,317	(3)	$1,304,000		$374,146	(4)

Secured Notes Payable and Unsecured Debt Analysis

	Balance		Percentage of Balance	Weighted Average Interest Rate at End of Period (3)	Weighted Average Remaining Term
Secured Notes Payable	$841,317	(3)	33.4%	5.87%	5.5 Years
Unsecured Line of Credit	554,000		22.0	1.41	1.1 Years	(1)
Unsecured Term Loan	750,000		29.8	4.90	2.1 Years	(2)
3.7% Unsecured Convertible Notes	373,918	(3)	14.8	5.96	1.3 Years
8% Unsecured Convertible Notes	228	(3)	–	11.00	3.5 Years
Total Debt	$2,519,463		100.0%	4.61%	2.9 Years

(1)	In September 2010, we exercised our sole right to extend the maturity of our unsecured line of credit to October 2011.
(2)	Our unsecured term loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year.
(3)

Includes unamortized discount of approximately $1.8 million, $10.8 million, and $22,000 on our secured notes payable, 3.7% Unsecured Convertible Notes, and 8% Unsecured Convertible Notes, respectively.

(4)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2014
September 30, 2010

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate		Effective Rate (1)	Amount

Other scheduled principal repayments/amortization						$2,854
2010 Total						$2,854

California – San Francisco Bay #1	1/3/2011	Bank	1.56%		1.56%	$29,558	(2)
Eastern Massachusetts #1	2/1/2011	Bank	7.52		5.82	5,050
California – San Diego #1	8/2/2011	Not-for-Profit	7.50		7.50	8,500
Eastern Massachusetts #2	10/1/2011	Bank	8.10		5.69	2,237
Suburban Washington, D.C. #1	11/1/2011	CMBS	7.25		5.82	2,978
Suburban Washington, D.C. #2	12/22/2011	Bank	3.57		3.57	76,000
Other scheduled principal repayments/amortization						10,360
2011 Total						$134,683

Washington – Seattle #1	1/1/2012	Bank	6.15	% (3)	6.15%	$28,500	(2)(4)
Eastern Massachusetts #3	3/1/2012	Insurance Co.	7.14		5.83	1,358
Other scheduled principal repayments/amortization						10,840
2012 Total						$40,698

California – San Diego #2	3/1/2013	Insurance Co.	6.21%		6.21%	$7,940
Suburban Washington, D.C. #3	9/1/2013	CMBS	6.36		6.36	26,093
California – San Francisco Bay #2	11/16/2013	Other	6.14		6.14	7,527
Other scheduled principal repayments/amortization						10,676
2013 Total						$52,236

Eastern Massachusetts #4	4/1/2014	Insurance Co.	5.26%		5.59%	$208,457
Washington – Seattle #2	11/18/2014	Other	6.37		6.37	240
Other scheduled principal repayments/amortization						7,748
2014 Total						$216,445

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and interest rate hedge agreements. The effective rate excludes bank fees and amortization of loan fees.

(2)	Variable rate loan based on one month LIBOR plus an applicable spread. The interest rate resets periodically and will vary in future periods.
(3)	Represents the stated rate of 1.41% as of September 30, 2010 and the impact of an interest rate hedge agreement.
(4)	Assumes we exercise our sole right to extend the maturity date of this secured debt from January 1, 2011 to January 1, 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt Analysis and Leverage
(Dollars in thousands, except per share data)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	September 30, 2010	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed Rate Debt	$1,156,228	45.9%	6.00%	4.4 Years
Floating Rate Debt – Hedged	628,500	24.9	5.80	2.0 Years	(2)
Floating Rate Debt – Unhedged	734,735	29.2	1.42	1.3 Years	(2)
Total Debt	$2,519,463	100.0%	4.61%	2.9 Years

Leverage

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total debt	$2,519,463	$2,684,411	$2,762,814	$2,746,946	$2,666,096
Less: cash, cash equivalents, and restricted cash	(146,106)	(110,914)	(106,812)	(117,919)	(128,282)
Net debt	$2,373,357	$2,573,497	$2,656,002	$2,629,027	$2,537,814

Adjusted EBITDA – trailing 12 months (3)	$323,545	$321,084	$327,685	$342,598	$353,831
Gross Assets (excluding cash and restricted cash)	$6,190,686	$6,017,000	$5,900,292	$5,859,955	$5,765,820
Net debt to Adjusted EBITDA – trailing 12 months (3)	7.3	8.0	8.1	7.7	7.2
Net debt to Gross Assets (excluding cash and restricted cash)	38.3%	42.8%	45.0%	44.9%	44.0%
Unencumbered net operating income as a percentage of total net operating income	58%	56%	57%	55%	60%
Unencumbered assets gross book value as a percentage of gross assets	72%	72%	71%	70%	69%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.  The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR.  The interest rate resets periodically and will vary in future periods.

(2)

In September 2010, we exercised our sole right to extend the maturity of our unsecured line of credit to October 2011. Our unsecured term loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year.

(3)

During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco. During the fourth quarter of 2008, we recognized approximately $11.3 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

September 30, 2010

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate	Notional Amount	Effective at September 30, 2010

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000	$50,000
December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500
October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000
October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000
December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000
October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000
October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000
June 2006	October 31, 2008	December 31, 2010	5.340	50,000	50,000
June 2006	October 31, 2008	December 31, 2010	5.347	50,000	50,000
October 2008	September 30, 2009	January 31, 2011	3.119	100,000	100,000
December 2006	November 30, 2009	March 31, 2014	5.015	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023	75,000	75,000
December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–
Total					$628,500

Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage and Properties

(Dollars in thousands)

(Unaudited)

Summary of Occupancy Percentage at End of Period

	December 31,
	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	3Q10	Average
Operating properties	96.2%	95.7%	98.4%	99.0%	96.3%	93.9%	95.2%	93.2%	93.1%	93.8%	94.8%	94.1%	94.0%	95.2%
Operating and redevelopment properties	92.9%	91.5%	90.8%	88.6%	89.2%	88.4%	87.0%	87.7%	88.0%	87.8%	90.0%	89.4%	89.3%	89.3%

Summary of Properties

	September 30, 2010							June 30, 2010
	Rentable Square Feet				Number of	Annualized	Occupancy	Occupancy
Markets	Operating	Redevelopment	Development	Total	Properties	Base Rent (1)	Percentage (1) (2)	Percentage (3)
California – San Diego	1,538,430	193,289	–	1,731,719	33	$42,685	88.5%	86.9%
California – San Francisco Bay	1,823,217	–	308,744	2,131,961	22	63,293	96.8	96.6
Eastern Massachusetts	3,220,589	240,660	–	3,461,249	38	117,911	94.5	94.4
NYC/New Jersey/Suburban Philadelphia	612,107	–	156,185	768,292	9	18,482	87.6	83.5
Southeast	688,919	30,000	97,000	815,919	13	15,093	93.3	94.1
Suburban Washington, D.C.	2,387,587	153,713	–	2,541,300	32	49,707	94.3	95.8
Washington – Seattle	1,090,205	–	–	1,090,205	13	35,057	97.5	97.5
International	342,394	–	–	342,394	4	8,941	100.0	100.0
Total Properties (Continuing Operations)	11,703,448	617,662	561,929	12,883,039	164	$351,169	94.0%	94.0%

(1)	Represents annualized base rent and occupancy percentages related to our operating properties aggregating 11,703,448 rentable square feet.
(2)

Including spaces undergoing a permanent change in use to life science laboratory space through redevelopment, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space, occupancy as of September 30, 2010 was 89.3%. See also the “Value-Added Activities” section of this report for additional information on our redevelopment program.

(3)

Represents occupancy percentages related to our operating properties aggregating 11,254,804 rentable square feet. Including spaces undergoing a permanent change in use to life science laboratory space through redevelopment, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space, occupancy as of June 30, 2010 was 89.6%. See also the “Value-Added Activities” section of this report for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis			Cash Basis
	Three Months Ended			Three Months Ended
	9/30/2010	9/30/2009	% Change	9/30/2010	9/30/2009	% Change
Revenues	$98,207	$97,294	0.9%	$95,309	$92,896	2.6%
Operating expenses	26,810	25,967	3.2	26,810	25,967	3.2
Revenues less operating expenses	$71,397	$71,327	0.1%	$68,499	$66,929	2.3%

	GAAP Basis			Cash Basis
	Nine Months Ended			Nine Months Ended
	9/30/2010	9/30/2009	% Change	9/30/2010	9/30/2009	% Change
Revenue	$283,758	$282,524	0.4%	$277,217	$274,601	1.0%
Operating expenses	74,799	74,822	0.0	74,799	74,822	0.0
Revenue less operating expenses	$208,959	$207,702	0.6%	$202,418	$199,779	1.3%

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Nine Months Ended September 30, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	105	1,400,290	$28.61	–	–	–	–
GAAP Basis	105	1,400,290	$28.02	–	–	–	–

Renewed/Released Space Leased
Cash Basis	72	1,019,622	$30.02	$30.15	0.4%	$5.15	4.9 years
GAAP Basis	72	1,019,622	$28.56	$30.11	5.4%	$5.15	4.9 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	40	650,382	–	$27.59	–	$8.32	8.1 years
GAAP Basis	40	650,382	–	$29.34	–	$8.32	8.1 years

Month-to-Month Leases in Effect
Cash Basis	5	12,747	$42.38	$40.52	–	–	–
GAAP Basis	5	12,747	$38.85	$40.52	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	112	1,670,004	–	$29.15	–	$6.38	6.2 years
GAAP Basis	112	1,670,004	–	$29.81	–	$6.38	6.2 years

Including Month-to-Month Leases
Cash Basis	117	1,682,751	–	$29.24	–	–	–
GAAP Basis	117	1,682,751	–	$29.89	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended September 30, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	39	447,621	$29.10	–	–	–	–
GAAP Basis	39	447,621	$27.47	–	–	–	–

Renewed/Released Space Leased
Cash Basis	24	339,211	$29.80	$30.00	0.7%	$5.78	5.0 years
GAAP Basis	24	339,211	$27.82	$30.06	8.1%	$5.78	5.0 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	14	300,348	–	$28.16	–	$6.20	8.9 years
GAAP Basis	14	300,348	–	$29.44	–	$6.20	8.9 years

Month-to-Month Leases in Effect
Cash Basis	5	12,747	$42.38	$40.52	–	–	–
GAAP Basis	5	12,747	$38.85	$40.52	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	38	639,559	–	$29.14	–	$5.98	6.8 years
GAAP Basis	38	639,559	–	$29.77	–	$5.98	6.8 years

Including Month-to-Month Leases
Cash Basis	43	652,306	–	$29.36	–	–	–
GAAP Basis	43	652,306	–	$29.98	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

(Unaudited)

	September 30, 2010				Year Ended

	Quarter		Year-to-Date		December 31, 2009		December 31, 2008		December 31, 2007		December 31, 2006
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	447,621	447,621	1,400,290	1,400,290	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033	1,224,143	1,224,143
Expiring Rates	$27.47	$29.10	$28.02	$28.61	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98	$22.42	$24.62

Renewed/Released Space
Leased Rentable Square Footage	339,211	339,211	1,019,622	1,019,622	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894	704,826	704,826
New Rates	$30.06	$30.00	$30.11	$30.15	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41	$23.67	$23.64
Expiring Rates	$27.82	$29.80	$28.56	$30.02	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38	$20.74	$21.94
Rental Rate Changes	8.1%	0.7%	5.4%	0.4%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%	14.1%	7.7%
Average Lease Terms	5.0 years	5.0 years	4.9 years	4.9 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years	4.8 years	4.8 years

Developed/Redeveloped/ Vacant Space Leased
Rentable Square Footage	300,348	300,348	650,382	650,382	676,163	676,163	906,859	906,859	686,856	686,856	883,503	883,503
New Rates	$29.44	$28.16	$29.34	$27.59	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59	$32.89	$31.02
Average Lease Terms	8.9 years	8.9 years	8.1 years	8.1 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years	7.5 years	7.5 years

Totals
Rentable Square Footage	639,559	639,559	1,670,004	1,670,004	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750	1,588,329	1,588,329
New Rates	$29.77	$29.14	$29.81	$29.15	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49	$28.80	$27.74
TI’s/Lease Commissions per Square Foot	$5.98	$5.98	$6.38	$6.38	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95	$5.13	$5.13
Average Lease Terms	6.8 years	6.8 years	6.2 years	6.2 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years	6.3 years	6.3 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2010

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2010	19	(1)	427,928	(1)	3.5%	$25.32
2011	81		1,405,526		11.4	27.54
2012	76		1,348,502		10.9	32.06
2013	74		1,292,188		10.5	28.71
2014	54		1,191,121		9.7	28.71
2015	40		877,183		7.1	29.82
2016	23		1,159,697		9.4	32.29
2017	18		795,588		6.5	34.58
2018	12		834,738		6.8	40.16
2019	5		224,703		1.8	36.28

	2010 RSF of Expiring Leases							Annualized Base Rent of
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		Expiring Leases (per RSF)
California – San Diego	6,049	40,859	34,723	(3)	25,605	107,236		$25.86
California – San Francisco Bay	107,041	–	–		60,776	167,817		29.18
Eastern Massachusetts	–	1,578	–		16,342	17,920		52.75
NYC/New Jersey/Suburban Philadelphia	–	–	–		27,588	27,588		14.98
Southeast	9,290	–	–		–	9,290		17.68
Suburban Washington, D.C.	–	700	–		4,377	5,077		10.26
Washington – Seattle	–	–	93,000	(4)	–	93,000		17.13
International	–	–	–		–	–		–
Total	122,380	43,137	127,723		134,688	427,928	(1)	$25.32
Percentage of expiring leases	29%	10%	30%		31%	100%

	2011 RSF of Expiring Leases						Annualized Base Rent
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total	of Expiring Leases (per RSF)
California – San Diego	56,489	7,814	7,941	(5)	99,616	171,860	$24.55
California – San Francisco Bay	25,508	49,375	32,074	(6)	153,619	260,576	32.29
Eastern Massachusetts	21,282	140,019	222,662	(7)	100,142	484,105	32.72
NYC/New Jersey/Suburban Philadelphia	–	10,000	–		24,021	34,021	15.82
Southeast	7,057	7,357	–		31,051	45,465	21.79
Suburban Washington, D.C.	–	121,882	–		30,940	152,822	21.77
Washington – Seattle	39,124	30,946	181,790	(8)	4,817	256,677	20.96
International	–	–	–		–	–	–
Total	149,460	367,393	444,467		444,206	1,405,526	$27.54
Percentage of expiring leases	11%	26%	31%		32%	100%

(1)	Excludes five month-to-month leases for approximately 13,000 rentable square feet.
(2)	Represents leases that have been either (a) executed subsequent to September 30, 2010 as a renewal/extension, or (b) leased to another tenant.
(3)	Represents a 34,723 rentable square foot core and shell building with no interior improvements targeted for redevelopment into laboratory space.
(4)	Represents a 93,000 rentable square foot industrial building targeted for redevelopment into single or multi-tenancy laboratory space.
(5)	Represents a portion of a full building redevelopment aggregating 41,780 rentable square feet.
(6)	Represents a 32,074 rentable square foot single-tenancy space targeted for redevelopment into multi-tenancy laboratory space.
(7)

Represents a 177,662 rentable square foot office space targeted for redevelopment into single or multi-tenancy laboratory space and a 45,000 rentable square foot single-tenancy space targeted for redevelopment into multi-tenancy laboratory space.

(8)

Represents 60,000 rentable square foot industrial building targeted for redevelopment into single or multi-tenancy laboratory space and a 121,790 rentable square foot office building targeted for redevelopment into single or multi-tenancy laboratory space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

September 30, 2010

(Unaudited)

							Approximate	Percentage of		Percentage	Investment Grade Entities (4)
			Remaining Lease				Aggregate	Aggregate	Annualized	of Aggregate
		Number	Term in Years				Rentable	Total Square	Base Rent (3)	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	(in thousands)	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	6	6.1		6.3		442,621	3.6%	$26,422	7.5%	AA	Aa2	AA-	–
2	Roche Holding Ltd	5	7.0		7.3		387,813	3.1	14,834	4.2	AA-	A2	AA-	–
3	GlaxoSmithKline plc	6	4.7		5.8		350,278	2.8	14,316	4.1	A+	A1	A+	–
4	Eli Lilly and Company	4	12.4		14.2		136,773	1.1	9,910	2.8	A+	A1	AA-	–
5	ZymoGenetics, Inc. (5)	2	8.6		8.6		203,369	1.7	8,747	2.5	A+	A+	A2	–
6	United States Government	7	2.9		2.9		310,823	2.5	8,564	2.4	AAA	Aaa	AAA	–
7	Massachusetts Institute of Technology	3	4.0		3.8		178,952	1.5	8,111	2.3	–	Aaa	AAA	✓
8	Alnylam Pharmaceuticals, Inc. (6)	1	6.0		6.0		129,424	1.1	5,947	1.7	–	–	–	–
9	Theravance, Inc. (7)	2	7.7		8.2		170,244	1.4	5,913	1.7	–	–	–	–
10	Amylin Pharmaceuticals, Inc.	3	5.6		5.8		168,308	1.4	5,747	1.6	–	–	–	–
11	Gilead Sciences, Inc.	1	9.8		9.8		105,760	0.9	5,678	1.6	–	–	–	–
12	Pfizer Inc.	2	9.2		9.2		120,140	1.0	5,647	1.6	AA-	A1	AA	–
13	The Scripps Research Institute	2	6.2		6.1		96,500	0.8	5,193	1.5	–	–	–	✓
14	Forrester Research, Inc.	1	1.0	(8)	1.0	(8)	145,551	1.2	4,987	1.4	–	–	–	–
15	Dyax Corp.	1	1.4		1.4		67,373	0.5	4,361	1.3	–	–	–	–
16	Quest Diagnostics Incorporated	1	6.3		6.3		248,186	2.0	4,341	1.3	BBB+	Baa2	BBB+	–
17	Infinity Pharmaceuticals, Inc.	2	2.3		2.3		67,167	0.5	4,302	1.2	–	–	–	–
18	UMass Memorial Health Care, Inc.	6	5.4		5.0		189,722	1.5	3,936	1.1	–	–	–	✓
19	Qiagen N.V.	2	5.8		5.7		158,879	1.3	3,877	1.1	–	–	–	–
20	Fred Hutchinson Cancer Research Center	2	3.8		3.9		123,322	1.0	3,854	1.1	–	–	–	✓
	Total/Weighted Average:	59	5.9		6.4		3,801,205	30.9%	$154,687	44.0%

(1)	Represents remaining lease term in years based on percentage of leased square feet.
(2)	Represents remaining lease term in years based on percentage of annualized base rent in effect as of September 30, 2010.
(3)	Annualized base rent means the annualized fixed base rental amount in effect as of September 30, 2010 (using rental revenue computed on a straight-line basis in accordance with GAAP).
(4)	Ratings obtained from each respective rating agency (Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s, respectively).
(5)	On October 12, 2010, Bristol-Meyers Squibb Company, an A+/A2 rated company, acquired ZymoGenetics, Inc.
(6)	As of June 30, 2010, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.
(7)	As of July 30, 2010, GlaxoSmithKline plc owned approximately 13% of the outstanding stock of Theravance, Inc.
(8)	Space is targeted for redevelopment into single or multi-tenancy laboratory space upon lease expiration.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

September 30, 2010

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Not-for-Profit/ Universities/Government
	• Abbott Laboratories	• Bill & Melinda Gates Foundation
	• Astellas Pharma Inc.	• Duke University
	• AstraZeneca PLC	• Environmental Protection Agency
	• Baxter International Inc.	• Fred Hutchinson Cancer Research Center
	• Bayer AG	• Massachusetts Institute of Technology
	• Bristol-Myers Squibb Company	• National Institutes of Health
	• Eisai Co., Ltd.	• Sanford-Burham Medical Research Institute
	• Eli Lilly and Company	• The Scripps Research Institute
	• GlaxoSmithKline plc	• University of California, San Francisco
	• Johnson & Johnson	• University of Massachusetts
	• Merck & Co., Inc.	• UMass Memorial Health Care, Inc.
	• Novartis AG	• University of Washington
• Pfizer Inc.
• Roche Holding Ltd
• Sanofi-Aventis

Medical Device, Life Science
	Biotechnology: Public & Private	Product, Service, and Biofuels
	• Achaogen Inc.	• Bio-Rad Laboratories, Inc.
	• Alnylam Pharmaceuticals, Inc.	• Becton, Dickinson and Company
	• Ambrx, Inc.	• Canon U.S. Life Sciences, Inc.
	• Amgen Inc.	• Laboratory Corporation of America Holdings
	• Amylin Pharmaceuticals, Inc.	• Life Technologies Corporation
	• Avila Therapeutics, Inc.	• Monsanto Company
	• Biogen Idec Inc.	• PerkinElmer, Inc.
	• BrainCells Inc.	• Qiagen N.V.
	• Celegene Corporation	• Quest Diagnostics Incorporated
	• Fate Therapeutics, Inc.	• Sapphire Energy, Inc.
• Gilead Sciences, Inc.
Client tenant mix by annualized base rent	• Ikaria, Inc.
• Intellikine, Inc.
• Intercell USA, Inc.
• MacroGenics, Inc.
• NGM Biopharmaceuticals, Inc.
• Presidio Pharmaceuticals, Inc.
• Proteostasis Therapeutics, Inc.
• Theravance, Inc.
• Tolerx, Inc.
• ZymoGenetics, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended September 30, 2010

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:

San Diego	$23,300	July	66,244
Suburban Washington, D.C.	$12,500	September	48,500

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:	N/A	N/A	N/A

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:	N/A	N/A	N/A

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
September 30, 2010

(Dollars in thousands)

(Unaudited)

	Book Value	Square Footage

Rental properties	4,162,394	11,703,448
Less: accumulated depreciation	(588,167)
Rental properties, net (1)	3,574,227
Land held for future development (2)	306,577	5,450,000	(3)
Construction in progress:
Redevelopment	197,489	617,662
Development	293,049	561,929
Preconstruction	530,067	4,689,000	(3)
New markets and other projects (4)	336,300	1,091,000
Construction in progress (5)	1,356,905	6,959,591
Investment in unconsolidated real estate entity (6)	35,940	428,000
Real estate, net	5,273,649	24,541,039
Add: accumulated depreciation	588,167
Gross book value of real estate	$5,861,816	24,541,039

(1)	Includes 1,665,000 rentable square feet for future conversion to life science laboratory space through redevelopment.
(2)

Our objective is to advance preconstruction efforts to reduce the time to deliver projects to prospective tenants. Since all efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing, interest, property taxes, insurance, and other costs are expensed as incurred. Represents land and land improvements (site work and piles for foundation) related to land parcels that have been advanced through entitlement and certain levels of design. Amounts exclude a parcel supporting ground-up development of approximately 442,000 rentable square feet in New York City that we have an option to ground lease for future development, and land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase.

(3)

In November 2010, we completed the sales of land parcels in Mission Bay, San Francisco resulting in a reduction of our preconstruction and land square footage. Upon completion of the sale, we expect to have approximately 290,000 developable square feet remaining in Mission Bay, San Francisco.

(4)

Includes site of future building approximating 410,000 rentable square feet related to our project in New York City and four buildings aggregating 547,000 rentable square feet related to two ground-up development projects in China.

(5)

Represents costs related to development, redevelopment, and other assets undergoing preconstruction and construction activities. Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core. We are required to capitalize interest and other direct project costs during the period an asset is undergoing activities to prepare it for its intended use. Capitalization of interest and other direct project costs cease after a project is substantially complete and ready for its intended use. In addition, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other costs would be expensed as incurred.

(6)

Book value represents our equity investment in a real estate entity that owns a land parcel supporting ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Value-Added Activities

September 30, 2010

(Unaudited)

The following table summarizes the components of our total value-added square footage as of September 30, 2010:

	Square Footage
	Construction in Progress (“CIP”)						Investment in
Markets	Redevelopment	Development	Pre- construction		New Markets and Other Projects (1)	Total CIP	Unconsolidated Real Estate Entity		Land		Future Redevelopment		Total Value- Added Square Footage

California – San Diego	193,289	–	–		–	193,289	–		443,000		168,000		804,289

California – San Francisco Bay/Mission Bay	–	146,744	2,030,000	(2)	–	2,176,744	–		290,000	(2)	–		2,466,744

California – San Francisco Bay/So. San Francisco	–	162,000	144,000		–	306,000	–		1,051,000		46,000		1,403,000

Eastern Massachusetts	240,660	–	1,927,000		–	2,167,660	428,000		225,000		512,000		3,332,660

Suburban Washington, D.C.	153,713	–	–		–	153,713	–		1,035,000		394,000		1,582,713

Washington – Seattle	–	–	328,000		–	328,000	–		968,000		319,000		1,615,000

International and Other	30,000	253,185	260,000		1,091,000	1,634,185	–		1,438,000		226,000		3,298,185

Total	617,662	561,929	4,689,000		1,091,000	6,959,591	428,000	(3)	5,450,000	(4)	1,665,000	(5)	14,502,591

(1)

A component of our business model includes ground-up development projects in new markets and other unique projects. We have two development parcels in China. One development parcel is located in South China where a two-building project aggregating approximately 275,000 rentable square feet is under construction. The second development parcel is located in North China where a two-building project aggregating approximately 272,000 rentable square feet is under construction. Additionally, other projects include construction related to site work, plaza, park, and underground parking at the Alexandria CenterTM for Life Science – New York City, a unique one-of-a-kind state-of-the-art urban science park in the city and in the adjoining future building approximating 410,000 rentable square feet.

(2)

In November 2010, we completed the sales of land parcels in Mission Bay, San Francisco resulting in a reduction of our preconstruction and land square footage. Upon completion of the sale, we expect to have approximately 290,000 developable square feet remaining in Mission Bay, San Francisco.

(3)	Represents a land parcel supporting ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.
(4)

Our objective is to advance preconstruction efforts to reduce the time to deliver projects to prospective tenants. Since all efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing, interest, property taxes, insurance, and other costs are expensed as incurred. Represents land and land improvements (site work and piles for foundation) related to land parcels that have been advanced through entitlement and certain levels of design. Amounts exclude a parcel supporting ground-up development of approximately 442,000 rentable square feet in New York City that we have an option to ground lease for future development, and land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase.

(5)	Square footage related to future redevelopment is included in our operating asset base (rental properties, net).

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities – Construction in Progress
September 30, 2010

(continued)

(Unaudited)

Construction in progress includes the following value-added activities (dollars in thousands, except cost per square foot):

Construction in Progress	Amount (1)	Square Feet	Cost per Square Foot

Redevelopment projects	$197,489	617,662	$320

Development projects	293,049	561,929	522

Preconstruction projects	530,067	4,689,000	113

New markets and other projects	336,300	1,091,000	308

Total construction in progress	$1,356,905	6,959,591	$195

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations highly desirable by life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally range from $75 to $150 per square foot depending on the nature of the existing building improvement and laboratory design.  Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings.

(1)          Represents costs related to development, redevelopment, and other assets undergoing preconstruction and construction activities.  Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core.  We are required to capitalize interest and other direct project costs during the period an asset is undergoing activities to prepare it for its intended use.  Capitalization of interest and other direct project costs cease after a project is substantially complete and ready for its intended use.  In addition, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other costs would be expensed as incurred.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Value-Added Activities – Redevelopment

September 30, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

				Redevelopment
	Total		Estimated		Percentage (2)
	Property	Placed in	In-Service			Negotiating/
Markets/Submarkets	RSF (1)	Redevelopment	Dates	RSF	Leased	Commmited	Mktg	Status

California – San Diego/Torrey Pines	76,084	2007	2010/2011	32,838	35%	40%	25%	Construction

California – San Diego/Torrey Pines	81,816	2010	2012	81,816	–	–	100%	Design

California – San Diego/Torrey Pines	55,200	2010	2012	55,200	–	–	100%	Design

California – San Diego/University Town Center	41,780	2010	2012	23,435	–	–	100%	Design

Eastern Massachusetts/Cambridge	366,669	2007	2010	33,001	–	100%	–	Construction

Eastern Massachusetts/Cambridge	194,776	2009	2012	17,114	–	–	100%	Design

Eastern Massachusetts/Suburban	92,500	2010	2012	47,500	–	–	100%	Design

Eastern Massachusetts/Suburban	113,045	2007	2010	113,045	–	–	100%	Construction

Eastern Massachusetts/Suburban	30,000	2008	2010	30,000	–	–	100%	Design/Construction

Southeast/Research Triangle Park	30,000	2010	2012	30,000	–	–	100%	Design

Suburban Washington, D.C./Shady Grove	58,632	2009	2010	58,632	100%	–	–	Construction

Suburban Washington, D.C./Shady Grove	225,096	2009	2011	77,211	–	100%	–	Design

Suburban Washington, D.C./Shady Grove	38,203	2010	2012	17,870	–	61%	39%	Design/Construction
	1,403,801			617,662	11%	22%	67%

(1)

The operating portion of the properties aggregating 786,139 rentable square feet, including vacancy aggregating 31,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties.  See Summary of Properties on page 26.

(2)

The leasing status percentage represents the percentage of redevelopment rentable square feet and excludes both the occupied and vacant rentable square feet related to the operating portion of the building.

As of September 30, 2010, our estimated cost to complete was approximately $75 per rentable square feet, or $46.2 million in aggregate, for the 617,662 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities – Development
September 30, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing ground-up development:

				Operating		Development
			Estimated	Leased/				Negotiating/
		Rentable	Project	Occupied		Leased		Committed		Marketing		Total
	Building	Square	Completion
Markets/Submarkets	Description	Feet	Date	RSF	%	RSF	%	RSF	%	RSF	%	RSF	Leasing Status

California – San Francisco Bay/Mission Bay	Multi-tenant Bldg. with 3% Retail	158,267	2010	116,523	74%	7,000	4%	34,744	22%	–	–	41,744	100% Leased or Under Negotiation to UCSF and Celgene Corporation

California – San Francisco Bay/Mission Bay	Multi-tenant Bldg. with 4% Retail	105,000	2011	–	–	52,106	50%	34,705	33%	18,189	17%	105,000	49,000 Rentable Square Feet Leased to Bayer AG

California – San Francisco Bay/So. San Francisco	Two Bldgs., Single or Multi-tenant	162,000	2010	–	–	–	–	–	–	162,000	100%	162,000	Redesign for Multi-Tenancy at Both Buildings/Marketing

New York – New York City – East Tower	Multi-tenant Bldg. with 6% Retail	308,388	2010/2011	152,203	49%	48,892	16%	104,715	34%	2,578	1%	156,185	Note (1)

Southeast – Research Triangle Park	Single Tenant Bldg.	97,000	2012	–	–	97,000	100%	–	–	–	–	97,000	100% Leased to Medicago Inc.

Total Properties Undergoing Ground-Up Development		830,655		268,726	32%	204,998	25%	174,164	21%	182,767	22%	561,929

As of September 30, 2010, our estimated cost to complete was approximately $109 per rentable square foot, or $61.5 million in aggregate for the 561,929 rentable square feet undergoing ground-up development.  This estimate includes costs related to tenant infrastructure costs, including requirements for executed leases with UCSF, Medicago Inc., and Bayer AG.  This estimate also includes certain costs related to incremental investment by the Company with incremental returns which are beyond the original estimated investment anticipated at the beginning of each project.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

(1)       152,203 rentable square feet was in operations (leased/occupied), including 103,760 rentable square feet leased to Eli Lilly and Company and 48,443 rentable square feet leased for office/laboratory space and restaurant/food, events center, and core services.  Of the 156,185 rentable square feet under development as of September 30, 2010, approximately 16%, or approximately 48,892 rentable square feet, was leased, including 36,724 rentable square feet to a biopharmaceutical company.  Additionally, lease negotiations are underway with signed letters of intent with a translational research entity and a large cap pharmaceutical company for substantially all remaining space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities

Rendering of Alexandria CenterTM at Kendall Square, East Cambridge Massachusetts
September 30, 2010

(continued)

Buildings in the red outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities

Map and Rendering of Mission Bay, San Francisco, California
September 30, 2010

(continued)

The Alexandria CenterTM for Science and Technology at Mission Bay will consist of up to five high quality facilities aggregating approximately 813,000 rentable square feet.  We have three buildings aggregating approximately 523,000 leased to Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science companies.

MISSION BAY
PIER 52
PIER 54
280
MISSION BAY BLVD NORTH
MISSION BAY BLVD SOUTH
SIXTH ST
FOURTH ST
UCSF SHUTTLE
LIGHT RAIL
OWENS ST
EL DORADO ST
SIXTEENTH ST
THIRD ST
ILLINOIS ST
CONNECTICUT ST
MISSOURI ST
MISSISSIPPI ST
SEVENTEENTH ST
TEXAS ST
PENNSYLVAN
MARIPOSA ST
1000
LEGEND
UCSF Research Campus – 2.5 million SF
UCSF Hospital Campus – 1.5 million SF
Current Alexandria Buildings – 523,000 SF
Future Alexandria Buildings – 290,000 SF
Alexandria Parking

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures

(Unaudited)

		Nine Months Ended	Year Ended December 31,
	Average (1)	September 30, 2010	2009	2008	2007	2006	2005

Capital expenditures (2):

Major capital expenditures	$691,000	$215,000	$529,000	$405,000	$1,379,000	$575,000	$972,000

Recurring capital expenditures	$1,011,000	$857,000	$1,405,000	$955,000	$648,000	$639,000	$1,278,000

Square feet in asset base	10,792,729	11,849,832	11,740,993	11,770,769	11,476,217	9,790,326	8,128,690

Per square foot:

Major capital expenditures	$0.06	$0.02	$0.05	$0.03	$0.12	$0.06	$0.12

Recurring capital expenditures	$0.09	$0.07	$0.12	$0.08	$0.06	$0.07	$0.16

Tenant improvements and leasing costs:

Re-tenanted space (3)

Tenant improvements and leasing costs	$1,648,000	$1,346,000	$1,475,000	$3,481,000	$1,446,000	$1,370,000	$324,000

Re-tenanted square feet	276,309	251,955	211,638	505,773	224,767	248,846	130,887

Per square foot	$5.96	$5.34	$6.97	$6.88	$6.43	$5.51	$2.48

Renewal space

Tenant improvements and leasing costs	$2,172,000	$2,796,000	$3,263,000	$2,364,000	$1,942,000	$957,000	$778,000

Renewal square feet	756,963	767,667	976,546	748,512	671,127	455,980	666,058

Per square foot	$2.87	$3.64	$3.34	$3.16	$2.89	$2.10	$1.17

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)          Average includes annualized amounts for the nine months ended September 30, 2010.

(2)          Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property.  Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(3)          Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2010

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2010

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (dollars in thousands):

	Nine Months Ended		Three Months Ended
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Net income (loss) (1)	$47,022	$111,743	$30,461	$(12,224)	$28,785	$29,905	$26,378
Add: Interest expense (2)	52,451	62,821	16,111	18,778	17,562	19,452	21,225
Add: Depreciation and amortization (2)	92,089	89,504	32,009	30,342	29,738	29,004	28,336
EBITDA	191,562	264,068	78,581	36,896	76,085	78,361	75,939
Add: Stock compensation expense	8,049	10,857	2,660	2,658	2,731	3,194	4,141
Subtract: Gain on sales of property	(24)	(2,234)	–	–	(24)	(393)	–
Add (Subtract): Loss (gain) on early extinguishment of debt	42,796	(11,254)	1,300	41,496	–	–	–
Adjusted EBITDA	$242,383	$261,437	$82,541	$81,050	$78,792	$81,162	$80,080

Total revenues	$355,126	$368,424	$121,629	$117,010	$116,487	$115,125	$115,826
Adjusted EBITDA margin	68%	71%	68%	69%	68%	70%	69%

(1)   During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million (par value) of our 8% unsecured convertible notes.  During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)   Includes interest expense, depreciation, and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (i) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (iii) capitalized income from development projects, (iv) gains or losses on early extinguishment of debt, (v) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (vi) effects of deferred rent and deferred rent on ground leases, (vii) non-cash compensation expense related to restricted stock awards, and (viii) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2010

(Unaudited)

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations highly desirable by life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development and are required for the ultimate vertical construction of buildings. Ultimately, these land parcels will provide valuable opportunities for new ground-up construction projects.  The projects will provide high quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  We are required to capitalize construction, redevelopment, and development costs, including preconstruction costs, interest, property taxes, insurance, and other costs directly related and essential to the project while activities are ongoing to prepare an asset for its intended use.  Capitalized interest for the three months ended September 30, 2010 was approximately $16.7 million. The average interest rate for the three months ended September 30, 2010 required for the purpose of calculating capitalization of interest was approximately 4.59%, assuming conversion of our 8% unsecured convertible notes.  Capitalized interest assumes conversion of our 8% unsecured convertible notes for all periods.

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratios for the three months ended September 30, 2010 and June 30, 2010 are based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding the losses on early extinguishment of debt.  The dividend payout ratios for the three months ended September 30, 2010 and June 30, 2010 including the loss on early extinguishment of debt were 36% and 178%, respectively.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings (Loss) per Share

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings (loss) per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings (loss) per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings (loss) per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings (loss) per share.  For the three months ended June 30, 2010, the effect of stock options using the treasury stock method was antidilutive to earnings (loss) per share and as such, was excluded from the computation of diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2010

(Unaudited)

Earnings (Loss) per Share (continued)

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”). In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc’s common stockholders as the “control number” in determining whether potential shares of common stock issuable upon conversion of our 8.00% Unsecured Convertible Notes are dilutive or antidilutive to earnings per share.  For purposes of calculating diluted earnings (loss) per share, our 8% Unsecured Convertible Notes were antidilutive to earnings (loss) per share for all periods presented.

EBITDA

See Adjusted EBITDA.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2010

(Unaudited)

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings (loss) per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented in which the notes were outstanding except for the three months ended June 30, 2010.

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

Same Property Comparisons

The summary of same property comparisons represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Third Quarter Same Properties”) and for the nine month periods (the “Nine Months Same Properties”).  Same property occupancy for the three months ended September 30, 2010 and 2009 was 94.4% and 95.0%, respectively.  Same property occupancy for the nine months ended September 30, 2010 and 2009 was 94.6% and 95.2%, respectively. Properties undergoing redevelopment are excluded from same property results.

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the three months ended September 30, 2010 and 2009 for the Third Quarter Same Properties were $2,898,000 and $4,398,000, respectively.  Straight-line rent adjustments for the nine months ended September 30, 2010 and 2009 for the Nine Months Same Properties were $6,541,000 and $7,923,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2010

(Unaudited)

Same Property Comparisons (continued)

Same property results for the nine months ended September 30, 2009 excludes approximately $18.5 million of additional rental income in the first quarter of 2009 in connection with a modification of a lease for one property in the South San Francisco market.  The lease with the prior tenant was terminated in order to deliver this building to Roche Holding Ltd under a ten-year lease and this $18.5 million consideration was part of our overall returns for this property.  Our same property results for the nine months ended September 30, 2010 assuming additional rental income from the prior lease was amortized over the lease term with Roche Holding Ltd would have been the same as reported on GAAP and cash bases.

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of September 30, 2010, approximately 97% of our leases (on a rentable square footage basis) recover a majority of operating expenses, including approximately 88% triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent, and approximately 9% of our leases requiring the tenants to pay a majority of operating expenses.

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each period presented (in thousands):

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Cash and cash equivalents	$110,811	$73,254	$70,980	$70,628	$68,280
Restricted cash	35,295	37,660	35,832	47,291	60,002
Tenant receivables	4,929	3,059	2,710	3,902	3,789
Investments	80,941	77,088	76,918	72,882	71,080
Other tangible non-real estate assets	40,283	27,312	35,808	32,737	35,925
Total tangible non-real estate assets	$272,259	$218,373	$222,248	$227,440	$239,076

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes).

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2010

(Unaudited)

Total Revenues and Total Revenues, as Adjusted

Total revenues are comprised of rental revenues, tenant recoveries, and other income.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007 and was classified in other income for the period.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco and was classified in rental revenues for the period.  Total revenues excluding these items are shown in the following table (in thousands):

	Nine Months Ended		Three Months Ended
	9/30/2010	9/30/2009	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total revenues, as reported	$355,126	$368,424	$121,629	$117,010	$116,487	$115,125	$115,826
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–
Total revenues, as adjusted	$355,126	$342,673	$121,629	$117,010	$116,487	$115,125	$115,826

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.  The decrease in the weighted average interest rate for calculating capitalization of interest decreased from 5.06% for the three months ended June 30, 2010 to 4.59% for the three months ended September 30, 2010 primarily due to a higher proportion of variable LIBOR-based debt outstanding relative to total outstanding debt during the three months ended September 30, 2010.  Unhedged LIBOR-based debt outstanding under our credit facility had a weighted average interest rate of 1.4% and hedged variable rate debt and fixed rate debt had a weighted average interest rate of 5.9% as of September 30, 2010.  The weighted average interest rate for capitalization shown on page 20 represents the average rates for each reporting period.  This average rate for each  reporting period is different than the interest rate in effect as of the balance sheet date for each quarter end (i.e. one point in time as opposed to an average over three months during the quarter) shown on page 24.  Additionally, the weighted average interest rate for capitalization shown on page 20 includes amortization of loan fees and assumes the conversion of our 8% unsecured convertible notes for all periods.